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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan, the Secure Computing Corporation Employee Stock Purchase Plan, and the Secure Computing Corporation 2002 Stock Option Plan of our report dated January 18, 2002, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 3, 2003